UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

August 12, 2010 (August 9, 2010)

GRAHAM PACKAGING HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	333-53603-03 (Commission File Number)	23-2553000 (IRS Employer Identification No.)

2401 Pleasant Valley Road

York, Pennsylvania 17402

(717) 849-8500

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On August 9, 2010, Graham Packaging Acquisition Corp. (as both the “Stock Purchaser” and the “Unit Purchaser,” and sometimes collectively referred to herein as the “Purchasers”), a Delaware corporation and a subsidiary of Graham Packaging Holdings Company (the “registrant”), entered into a definitive Stock and Unit Purchase Agreement (the “Purchase Agreement”) with (a) Liquid Container L.P. (the “Company”), a Delaware limited partnership, (b) each of the Company’s limited partners (the “Limited Partners”) and (c) each of the stockholders (the “Stockholders” and, together with the Limited Partners, the “Sellers”) of (i) Liquid Container Inc. (the “Managing General Partner”), a Delaware corporation, (ii) CPG-L Holdings Inc. (“CPG”), a Delaware corporation, and (iii) WCK-L Holdings Inc. (“WCK” and, together with the Managing General Partner and CPG, the “General Partners”), a Delaware corporation.

The Company is engaged in the business of designing, manufacturing and selling blow-molded plastic containers for use in North America. The General Partners are the three general partners of the Company, and are the owners of all of the outstanding general partner units of the Company (the “GP Units”). The Stockholders are the owners of all of the issued and outstanding shares of common stock (the “Shares”) of the General Partners. The Limited Partners are all of the limited partners of the Company, and are the owners of all of the issued and outstanding limited partner units of the Company, including profits units of the Company (collectively, the “LP Units” and, together with the GP Units, the “Units”).

Pursuant to the Purchase Agreement, the Stock Purchaser, or its wholly owned subsidiary, will purchase all the Shares from the Stockholders, and the Unit Purchaser, or its affiliate, will purchase all of the LP Units from the Limited Partners (collectively, the “Purchase”). At the closing of the Purchase (the “Closing Date”), the Purchasers will pay for the Shares and the Units an aggregate amount of $568.0 million, plus cash, minus certain indebtedness and subject to a potential net working capital adjustment. Part of the purchase price will be used to repay the outstanding indebtedness of the Limited Partners.

Consummation of the Purchase is subject to several conditions, including the obtaining of certain consents and other customary closing conditions. Certain of the Sellers have also agreed to non-compete, non-solicitation and confidentiality covenants. The Purchasers benefit from representations and warranties from the Sellers and from indemnification.

The Purchasers and the Sellers have the right to terminate the Purchase Agreement under certain circumstances. If terminated by the Sellers, the Purchasers, in limited circumstances, will be required to pay the Sellers a termination fee of $20.0 million plus certain out-of-pocket costs.

Concurrently, and in connection with entering into the Purchase Agreement, Graham Packaging Company, L.P., (the “Borrower”), a Delaware limited partnership and a subsidiary of the registrant, entered into a debt commitment letter (the “Debt Commitment Letter”) with Citigroup Global Markets Inc., Deutsche Bank Trust Company Americas, Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc. (collectively, the “Debt Financing Sources”), pursuant to which, subject to the conditions set forth therein, the Debt Financing Sources committed to provide to the Borrower: (i) up to $300.0 million of a new Term D facility, or such lesser amount as is the maximum amount permitted under the Credit Agreement, dated as of October 7, 2004, as may be amended (the “Credit Agreement”), among Graham Packaging Holdings Company, the Borrower, GPC Capital Corp. I, the lenders party thereto and Deutsche Bank AG Cayman Islands Branch, as administrative agent, and (ii) if up to $300.0 million of senior subordinated notes are not issued on or prior to the Closing Date, up to $300.0 million of senior subordinated increasing rate loans under a bridge facility, in each case, solely for the purposes of paying the consideration under the Purchase Agreement, repaying certain existing indebtedness pursuant to the Purchase Agreement and paying costs and expenses related to the transactions contemplated by the Purchase Agreement. To the extent that any amount of the Term D facility is unavailable, the aggregate principal amount of the senior subordinated notes or bridge facility, as applicable, will increase to such extent. The Debt Commitment Letter expires on the earlier of November 10, 2010 and the termination of the Purchase Agreement. In addition, and in connection with entering into the Purchase Agreement,

Graham Packaging Company Inc. entered into a Guaranty pursuant to which it has guaranteed the payment and performance of the Purchasers’ obligations under the Purchase Agreement, and the Purchase Agreement also contemplates that $32.5 million of the purchase price will be escrowed under an escrow agreement to secure the Sellers’ indemnification obligations under the Purchase Agreement and any amount that could become payable to the Purchasers as a result of the post-closing working capital adjustment, if any.

The foregoing summary of the Purchase Agreement, the Debt Commitment Letter, the Guaranty, the escrow agreement and the transactions contemplated thereby does not purport to be complete. Additionally, the foregoing summary of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement, the Debt Commitment Letter, the Guaranty and the escrow agreement (the “Disclosed Agreements”) have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the registrant. The representations, warranties and covenants contained in the Disclosed Agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Disclosed Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Disclosed Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the registrant or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Certain of the Debt Financing Sources, or their affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the registrant and its affiliates, for which they have in the past and may in the future receive customary fees and commissions.

FORWARD LOOKING STATEMENTS

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the registrant assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning the Purchase. These statements often include words such as “approximate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the registrant’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the registrant’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by Graham Packaging (including its filings with the Securities and Exchange Commission). Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the registrant also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Stock and Unit Purchase Agreement, dated as of August 9, 2010, by and among (i) Liquid Container L.P., (ii) each of the stockholders of (w) Liquid Container Inc., (x) CPG-L Holdings Inc., and (y) WCK-L Holdings Inc., (iii) each of the limited partners of Liquid Container L.P., (iv) Graham Packaging Acquisition Corp. and (v) Graham Packaging Acquisition Corp.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GRAHAM PACKAGING HOLDINGS COMPANY

Date: August 12, 2010	By:	/s/ David W. Bullock
	Name:	David W. Bullock
	Title:	Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

2.1*	Stock and Unit Purchase Agreement, dated as of August 9, 2010, by and among (i) Liquid Container L.P., (ii) each of the stockholders of (w) Liquid Container Inc., (x) CPG-L Holdings Inc., and (y) WCK-L Holdings Inc., (iii) each of the limited partners of Liquid Container L.P., (iv) Graham Packaging Acquisition Corp. and (v) Graham Packaging Acquisition Corp.

*	Schedules and similar attachments to the Stock and Unit Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any committed schedules or similar attachment to the SEC upon request.